EXHIBIT 23.2  CONSENT OF L.L. BRADFORD & COMPANY, LLC

CONSENT OF IDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Amendment No. 4 to this Registration Statement on Form S-1 of our report dated March 31, 2010, relating to the financial statements of Healthy Fast Food, Inc. We also consent to the reference to our firm under the headings “Experts” in such registration statement.

/s/L.L. Bradford & Company, LLC
Las Vegas, Nevada
July 14, 2010